3.1 Code of Ethics

I.	Policy and Purpose

LFI and the Lincoln Funds have adopted a Code of Ethics. The Code documents how the Lincoln organization seeks to prevent personal securities transactions and other investment activities from negatively impacting LFI clients. LFI clients include:

●	The Lincoln Funds;
●	The private funds and insurance company separate accounts offered by affiliated life insurance companies; and
●	Firms that offer LFI model portfolios.

The Code sets forth general fiduciary standards and standards of business conduct that govern the personal investment activities of:

●	Lincoln personnel who obtain pre-trade information regarding the purchase or sale of a client’s portfolio investments; and/or
●	Lincoln personnel who have access to a client’s portfolio holdings that have not yet been made public.

The Code also complies with the regulatory requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act.

II.	Procedures

The relevant procedures are included in the Code, which is attached as Exhibit A. The Code uses definitions that may be different from those used in the rest of this Manual.

Policy Revision Control
Effective Date	August 7, 2024

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Exhibit A

Lincoln Financial Investments Corporation

and

Lincoln Mutual Funds

Code of Ethics

Rules for Employee Investing

September 2015

Revised February 28, 2018

Revised April 10, 2023

Revised June 7, 2023

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I.	Introduction

Lincoln Financial Investments Corporation (“LFI”) and the Lincoln Funds have adopted this Code of Ethics (this “Code”). This Code documents how the Lincoln organization seeks to prevent personal securities transactions and other investment activities from impacting LFI “Clients,” which includes:

●	The Lincoln Funds;
●	The private funds and insurance company separate accounts offered by affiliated life insurance companies; and
●	Firms that offer LFI model portfolios.

This Code sets forth general fiduciary standards and standards of business conduct that govern the personal investment activities of “Supervised Persons.” Supervised Persons have a duty to act fairly, honestly, and in the best interests of Clients, including the Funds.

This Code also complies with the regulatory requirements of Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”).

Each Supervised Person is expected to understand and abide by this Code as a condition of such person’s association with Lincoln. This Code is being delivered to each Supervised Person for his or her reference. Any changes to this Code also will be provided to each Supervised Person. Each Supervised Person will be required to acknowledge receipt and acceptance of this Code upon becoming an Supervised Person, then on an annual basis, or at the time of any amendments.

Questions About This Code of Ethics
If you have any question about this Code, you should contact the Code’s Compliance Officer at: ● Jack.Weston@lfg.com; or ● (603) 226-5457

II.	Statement of General Principles

LFI and the Funds adopt the following general principles to guide your actions as an Supervised Person:

●	You have a duty to place the interests of Clients first.
●	You must avoid conduct that creates an actual or potential conflict of interest with Clients.
●	You must not take inappropriate advantage of your position at Lincoln.
●	You must comply with the Applicable Federal Securities Laws.

III.	General Standards of Conduct

Personal Trading Is a Privilege. Lincoln considers personal trading to be a privilege, not a right. When making personal investment decisions, Supervised Persons must exercise extreme care to ensure that the prohibitions of this Code are not violated. Supervised Persons should conduct their personal investing to eliminate the possibility that their time and attention are devoted to their personal investments at the expense of time and attention that should be devoted to their duties at Lincoln.

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No Excessive Trading. Excessive or inappropriate trading (“excessive trading”) that interferes with job performance or compromises the duty that LFI owes to its Clients is not permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Code’s Compliance Officer or designee and reported to Lincoln senior management. A pattern of excessive trading may lead to disciplinary action.

No Insider Trading. Applicable Federal Securities Laws also prohibit any Supervised Person from purchasing or selling, directly or indirectly, any security based on material, non-public information (often referred to as “MNPI”) received from any source or communicating this information to others.

IV.	Definitions

a)	“Access Person” means (i) any trustee, director, officer, partner or Advisory Person of LFI or the Funds, and (ii) other persons as designated by the Code’s Compliance Officer.

b)	“Advisory Person” of LFI or the Funds means (i) any trustee, director, officer, partner or employee of LFI or the Funds (or of any company in a control relationship to LFI or the Funds) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by a Client (including the writing of an option to purchase or sell a Covered Security), or whose functions relate to the making of any recommendations with respect to such purchases or sales; (ii) any natural person in a control relationship to LFI or the Funds who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Clients; and (iii) any Supervised Person who (a) has access to nonpublic information regarding a Client’s purchase or sale of securities, (b) is involved in making securities recommendations, (c) who has access to securities recommendations which are nonpublic, or (d) has access to nonpublic information regarding the portfolio holdings of any Client.

c)	“Applicable Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

d)	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

e)	“Beneficial Ownership” is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. A person should consider himself or herself the beneficial owner of securities in which he/she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, domestic partner, dependent children, any person who shares his/her home, or other persons (including trusts, partnerships, corporations and other entities) by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power.
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f)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, which defines “control” as the power to exercise a controlling influence over the management or policies of a company. The issue of influence or control is a question of fact, which must be determined based on all relevant facts and circumstances. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. The Code’s Compliance Officer should be informed of any accounts for which an Access Person is considered a “beneficial owner” but where the Access Person has no direct or indirect influence or control, such as (i) accounts in which full investment discretion has been granted to an outside bank, investment adviser or trustee and where neither the Access Person nor any close relative participates in the investment decisions or is informed in advance of transactions (“Blind Accounts”), or (ii) accounts of close relatives where the circumstances clearly demonstrate that there is no risk of influence or control by the Access Person.

g)	“Covered Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, and generally includes:

●	Equity (publicly traded and restricted) securities;
●	Fixed-income securities;
●	Exchange-traded funds;
●	Lincoln Funds;
●	Variable annuity contracts and variable life insurance policies with underlying separate accounts that invest in Lincoln Funds;
●	Derivatives (e.g., options, futures, forwards, and swaps);
●	Commodities; and
●	Stock options.

Covered Security shall not include:

●	Stock (publicly traded and restricted) of Lincoln National Corporation; [1]

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●	Shares of mutual funds that are not Lincoln Funds;
●	Variable annuity contracts and variable life insurance policies with underlying separate accounts that do not invest in Lincoln Funds;
●	Securities held through 529 plans (both prepaid college tuition plans and college savings plans);
●	Direct obligations of the Government of the United States;
●	Bankers’ acceptances;
●	Bank certificates of deposit and savings accounts;
●	Commercial paper and high-quality short-term debt instruments, including repurchase agreements; and
●	Cryptocurrency. [2]

[1]	LFI Clients, including the Funds other than index funds, are prohibited from investing directly in securities of Lincoln National Corporation.
[2]	LFI Clients, including the Funds, are generally not permitted to invest in cryptocurrencies.
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h)	“De Minimis Purchases or Sales” shall mean purchases or sales by Access Persons of up to: (1) $5,000 USD in Covered Securities per day that are traded for a Client’s account, or (2) 500 shares during a 30-day period of (i) stock in a company that is in the Standard and Poor’s 500 Index or (ii) an ETF listed on Schedule 1.

i)	“Independent Trustee” means any Fund Trustee who is not “an interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

j)	“Managed Account” means an account that is professionally managed through a wrap program. An example of a managed account would be a professionally advised account about which the Access Person will not be consulted or have any input on specific transactions placed by the investment manager prior to their execution. Managed Accounts require pre-approval from the Code’s Compliance Officer prior to starting up the account and the Code’s Compliance Officer may require additional information including, but not limited to, information regarding the relationship between the Access Person and the manager of such account. The Code’s Compliance Officer will consider the facts and circumstances of the account, including the functions and duties of Access Persons, when approving or denying such accounts. In addition, preclearance is exempt with Managed Accounts, however, all trades still require reporting and duplicate statements and confirmations are required to be sent to the Code’s Compliance Officer. Trades initiated by the wrap manager are exempt from preclearance. All trades initiated by Access Persons require preclearance.

k)	Security being “Considered for Purchase or Sale” or “Being Purchased or Sold” means when a recommendation to purchase or sell the Covered Security has been made and communicated to the trading desk and with respect to the person making the recommendation, when such person seriously considers making, or when such person knows or should know that another person is seriously considering making, such a recommendation.

l)	A “Security Held or to be Acquired” means any Covered Security which, within the most recent 15 days, (i) is or has been held by a Client, or (ii) is being or has been considered for purchase by a Client, or any option to purchase or sell, and any security convertible into or exchangeable for, such Covered Security.

m)	“Supervised Person” of LFI means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of LFI, or other person who provides investment advice on behalf of LFI and is subject to the supervision and control of LFI.

A.	Account Types

The trading restrictions and reporting requirements of this Code apply to an Access Person’s securities accounts, which generally are any accounts through which Access Persons may buy, sell or hold securities.

Depending on the investment options for the account, a securities account could include:

✓	Personal brokerage accounts;
✓	Retirement accounts;*
✓	Trust accounts; and
✓	Wrap accounts.**
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*	Retirement accounts are only reportable if the Access Person can purchase or sell Covered Securities. Employer sponsored retirement accounts or 401(k) accounts that only invest in mutual funds do not require reporting.

**	An Access Person must obtain pre-approval from the Code’s Compliance Officer to establish a discretionary wrap account. The Officer will consider the relevant facts and circumstances of the account, including the functions and duties of the Access Person, when approving or denying such accounts.

B.	Account Control

This Code applies to the securities accounts where an Access Person has a financial interest or control (i.e., is a “Beneficial Owner” of the account). An Access Person is generally considered to have Beneficial Ownership of an account where a named account owner is, among others:

✓	The Access Person;
✓	The Access Person’s spouse or domestic partner;
✓	The Access Person’s dependent children;
✓	A person sharing the Access Person’s household;
✓	Anyone who has given the Access Person discretion over their investments; or
✓	A person that by reason of any contract, arrangement, understanding, or relationship provides the Access Person with sole or shared voting or investment power.

If someone has authorized the Access Person to make investment decisions on her/his behalf, then that securities account would be considered the Access Person’s securities account according to this Code. (For example, if an Access Person’s neighbor has given authority to the Access Person to make investments on her behalf in an investment account, then the neighbor’s investment account is considered the Access Person’s securities account.)

V.	Prohibited Trading Activities

Prohibitions. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by a Client:

⮚	Employ any device, scheme or artifice to defraud a Client;
⮚	Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
⮚	Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client; or
⮚	Engage in any manipulative practice with respect to a Client.

No Access Person shall purchase or sell, directly or indirectly, any Covered Security which to his/her knowledge is being actively Considered for Purchase or Sale by any Client.

Exceptions. This trading prohibition shall not apply to:

⮚	Purchases or sales in which the Access Person does not acquire any direct or indirect Beneficial Ownership;
⮚	Purchases or sales that are nonvolitional on the part of either the Access Person or the Client;
⮚	Purchases which are part of an Automatic Investment Plan;
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⮚	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;
⮚	Purchases or sales made by a wrap manager in an Access Person’s Managed Account, provided that such purchases or sales do not reflect a pattern;
⮚	Purchases or sales in accounts over which the Access Person has no direct or indirect influence or Control;
⮚	Other purchases and sales specifically approved by the Code’s Compliance Officer, with advice of the legal counsel to the Funds, and deemed appropriate because of unusual or unforeseen circumstances.

Special Situations. LFI or the Funds may from time to time adopt specific prohibitions or restrictions in response to special situations where there is a greater likelihood that certain Access Persons will have actual knowledge that a Client intends to buy or sell certain Covered Securities. Such prohibitions or restrictions when adopted and signed by the Code’s Compliance Officer shall be considered part of this Code until such time as the Officer deems such prohibitions or restrictions to be unnecessary.

VI.	Preclearance Requirements

Covered Securities Transactions. Access Persons must preclear their personal transactions in any Covered Security with the exception of Lincoln Enterprise Compliance personnel who do not meet the definition of an Advisory Person.

However, Access Persons are not required to preclear the following:

●	Managed Account Transactions. Transactions for a Managed Account (The Managed Account must have been pre-approved by the Code’s Compliance Officer). See Section IV.
●	Exempt Reporting Transactions. Transactions that are excepted from this Code’s reporting requirements. See Section VII.C.
●	Ineligible Client Investments. Transactions in investments that are not eligible for purchase or sale by a Client. A list of ineligible investments for purchase or sale by a Client will be maintained by the Code’s Compliance Officer.

Preclearance approval does not alter an Access Person’s responsibility to ensure that each personal investment transaction complies with the general standards of conduct and reporting requirements. By seeking preclearance, an Access Person will be deemed to be advising the Code’s Compliance Officer that he or she is complying with the “Statement of General Principles” and “General Standards of Conduct,” and would not be engaging in any “Prohibited Trading Activities.” See Sections II, III and V.

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Preclearing a Trade

1.    A preclearance request must be submitted through ComplySci to the Code’s Compliance Officer or designee prior to entering any orders for personal transactions. Please consult the separate Trade Preclearance Instructions.

2.    Preclearance is only valid through the day after the preclearance authorization is given. After such time, the preclearance request must be resubmitted.

3.    Preclearance under this section shall be denied where an Access Person seeks to execute a buy or sell order when there was a Client transaction within the last 7 business days for that same security (not including De Minimis Purchases or Sales).

4.    Transactions that meet the De Minimis exception must be submitted for preclearance to ensure that the approval under the exception does not exceed 500 shares in total during a 30-day period or does not exceed $5,000 in Covered Securities per day.

IPOs and Private Placements. Access Persons must obtain prior written approval from the Code’s Compliance Officer or designee before directly or indirectly acquiring Beneficial Ownership in any securities in an initial public offering or in a private security offering.

Public Company Board Positions. Access Persons may not accept a position as a director, trustee, or general partner of a publicly traded company (other than Lincoln National Corporation) unless such position has been approved by the Code’s Compliance Officer as not inconsistent with the interests of the Funds and their shareholders. The Code’s Compliance Officer shall report any such approval to the Funds’ Board at the next Board meeting.

VII.	Reporting Obligations

A.	Distribution of Code of Ethics

⮚	New Access Persons. The Code’s Compliance Officer shall provide each Supervised Person with a copy of the Code within ten days of such person becoming an Supervised Person.
⮚	Code Amendments. The Code’s Compliance Officer shall provide each Supervised Person with a copy of the revised Code within ten days of the effective date of any amendments to the Code.
⮚	Acknowledgment of Receipt. Each Access Person shall sign a written acknowledgment through ComplySci within ten days of receiving the Code and any amendments thereto, which shall affirm such person’s receipt and understanding of the Code. Each Supervised Person who is not an Access Person will acknowledge receipt and understanding electronically within ten days of receiving the relevant provisions of the Code and any amendments thereto.
⮚	Annual Acknowledgment. Each Access Person shall sign a written acknowledgement annually through ComplySci which shall affirm that such person has read and understood the Code of Ethics and has complied with its requirements. Such affirmation shall also require each Access Person to certify that any accounts for which the Access Person has beneficial ownership but no direct or indirect influence or Control to affirm that they did, in fact, not influence or Control such accounts.
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B.	Required Reports

Unless a reporting exception applies, every Access Person must provide to the Code’s Compliance Officer the following reports: (1) Initial Holdings Report; (2) Quarterly Transaction Report; and (3) Annual Holdings Report. These reports must be completed (i.e., signed and dated) through ComplySci even if the Access Person has no holdings or transactions to report for the relevant time period.

[ ]	Initial Holding Report. No later than ten days after a person becomes an Access Person, the Access Person will provide an Initial Securities Holdings Report to the Code’s Compliance Officer. The Access Person must complete the report with information relating to securities holdings and accounts (which information must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person). In addition, after a person becomes an Access Person, the Access Person may be required to provide additional information about any account(s) (or the person(s) managing such accounts) which the Access Person has no direct or indirect influence or Control over to the Code’s Compliance Officer.

✓	Duplicate Brokerage Statements and Confirmations. Access Persons must consent to or direct their brokers to supply to the Code’s Compliance Officer, on a timely basis, duplicate copies of confirmations and statements for all Covered Securities accounts (whether provided electronically through ComplySci, through the mail or similar method).

[ ]	Quarterly Transaction Reports. No later than thirty (30) days after the end of a calendar quarter, Access Persons must submit a Quarterly Securities Transaction Report, detailing securities transactions during the quarter. Typically, each Access Person is required to notify the Code’s Compliance Officer of new accounts through the Quarterly Transactions Reports. However, if an Access Person opens an account where a third party will manage the account and the Access Person has no direct or indirect influence or Control, the Access Person must promptly notify the Code’s Compliance Officer and the Code’s Compliance Officer may request information from the Access Person about the third-party manager and the Access Person’s relationship with such manager.

[ ]	Annual Holdings Reports. Access Persons must submit an Annual Securities Holdings Report (which information must be current as of a date no more than forty-five (45) days before the report is submitted). Such affirmation shall also require each Access Person to certify that any accounts for which the Access Person is a beneficial owner but has no direct or indirect influence or Control to affirm that they did, in fact, not influence or Control such accounts.

C.	Report Exceptions

Non-Controlled Accounts. An Access Person is not required to make a report regarding transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or Control. An Access Person must receive approval from the Code’s Compliance Officer prior to relying on this exception for any account over which the Access Person may be a Beneficial Owner but have no direct or indirect influence or Control. Such account may include:

●	A Blind Account (see definition of “Control”); or
●	An account of an Access Person’s close relative where the circumstances demonstrate that the Access Person has no influence or control.
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Automatic Investment Plan. An Access Person need not make a Quarterly Transaction Report regarding transactions effected pursuant to an Automatic Investment Plan.

Independent Fund Trustees. A Fund Independent Trustee who would be required to make a report solely by reason of being a Trustee need not make:

●	An Initial Holdings Report or an Annual Holdings Report; and
●	A Quarterly Transaction Report – unless the Trustee knew or, in the course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee’s transaction in a Covered Security, a Fund purchased or sold the Covered Security, or a Fund or its investment adviser Considered for Purchase or Sale a Covered Security.*

*	An Independent Trustee who is required to file a Quarterly Transaction Report should do so no later than thirty (30) days after the end of the calendar quarter in which the securities transaction occurred.

D.	Annual Report to Fund Boards

No less frequently than annually, an officer of LFI and the Funds will furnish to the Funds’ Board, and the Board will consider, a written report that:

●	Describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and
●	Certifies that LFI or the Funds, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

VIII.	Administrative Procedures

Identifying Access Persons. The Code’s Compliance Officer or designee will identify all Access Persons and will notify them of this classification and their obligations under this Code. The Code’s Compliance Officer will also maintain procedures regarding the review of all reports required to be made under the 1940 Act and the Advisers Act, as applicable.

Identifying Violations. The Code’s Compliance Officer, with guidance from Legal as appropriate, shall determine whether there is a violation of the prohibitions or reporting requirements contained in this Code and the appropriate sanctions to be imposed. The Code’s Compliance Officer shall report to the Principal Executive Officer on a timely basis any material violations of the prohibitions or reporting requirements contained in this Code and the sanctions imposed.

Quarterly Board Reporting. On a quarterly basis, the Code’s Compliance Officer will provide the Funds’ Boards with a summary report of material violations of the Code and the sanctions imposed. When the Code’s Compliance Officer finds that a transaction otherwise reportable could not reasonably be found to have resulted in fraud, deceit, or a manipulative practice in violation of the 1940 Act, he or she may, in his discretion, document such finding in lieu of reporting the transaction to the Boards.

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LFI Governance Committee Reporting. On at least a quarterly basis, the Code’s Compliance Officer shall report to the LFI Governance Committee any violations of the prohibitions or reporting requirements contained in this Code and the sanction imposed, if applicable. The LFI Governance Committee will review the report to consider whether appropriate sanctions were imposed.

No Self-Evaluations. No person shall participate in a determination of whether he or she has committed a violation of the Code or of the imposition of any sanction against himself or herself. If a Code violation of the Principal Executive Officer is under consideration, the Funds’ Independent Trustees collectively shall act in the manner prescribed herein for the Principal Executive Officer.

Code Compliance Officer Reporting. At least annually, the Code’s Compliance Officer will provide a copy of his or her Annual Holdings Report and Personal Transaction Reports to the LFI Principal Executive Officer for review.

IX.	Violations and Sanctions

Self-Reporting. Each Supervised Person is required to report any of their known Code violations promptly to the Code’s Compliance Officer.

Possible Sanctions. Violations of the Code may result in sanctions or other consequences up to and including termination of employment such as:

⮚	A warning
⮚	Additional training
⮚	Referral to the Access Person’s business manager, senior management and/or oversight committee
⮚	Reversal of a trade
⮚	Disgorgement of profits
⮚	Limitation or restriction on personal investing
⮚	A fine
⮚	Referral to civil or criminal authorities

Sanction Factors. In determining what, if any, remedial action is appropriate in response to a violation of the Code, the Code’s Compliance Officer will consider, among other factors, whether the Supervised Person self-reported the violation, the gravity of the violation, the frequency of the violations, whether any violation caused harm or the potential of harm to any Client, whether the Supervised Person knew or should have known that his/her activity violated the Code, whether the Supervised Person engaged in a transaction with a view to making a profit on the anticipated market action of a transaction by a Client, the Supervised Person’s efforts to cooperate with the investigation, and the Supervised Person’s efforts to correct any conduct that led to a violation. In rare instances, the Code’s Compliance Officer may determine that, for equitable reasons, no remedial action should be taken.

X.	Records

General. LFI and the Funds shall maintain the following records not less than five years from the end of the fiscal year in which a record is made, the first two years in an easily accessible place, which records shall be available for examination by SEC representatives:

●	A copy of this Code and any other code which is, or at any time within the past five years has been in effect regarding LFI or the Funds’ operations;
●	A record of any violation of this Code and of any action taken as a result of such violation;
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●	A copy of each report made by an Access Person (e.g., Initial Holdings Report, Quarterly Transaction Report, Annual Holdings Report), including any information provided in lieu of the Quarterly Transaction Reports;
●	A list of all persons who are, or within the past five years have been, required to make reports under this Code, and also those persons who were responsible for reviewing these reports;
●	A copy of each report to the Funds’ Board required by this Code.

Trade Approvals. LFI and the Funds shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities under this Code, for at least five years after the end of the fiscal year in which the approval is granted.

Regulatory Records. The Code’s Compliance Officer shall maintain on behalf of LFI and the Funds all records required by the 1940 Act and the Advisers Act for the time periods prescribed.

Confidentiality. The Code’s Compliance Officer shall keep all information and reports from any Access Person in strict confidence, subject only to disclosure as required by law or as described in this Code.

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Schedule 1
Pre-Clearance still required for ETFs eligible for de minimis exception
Ticker	Company Name	Ticker	Company Name
AAXJ	iShares MSCI All Country Asia ex Japan ETF	DGRW	WisdomTree US Quality Dividend Growth Fund
ACWI	iShares MSCI ACWI ETF	DIA	SPDR Dow Jones Industrial Average ETF Trust
ACWX	iShares MSCI ACWI ex U.S. ETF	DIVO	Amplify CWP Enhanced Dividend Income ETF
AGG	iShares Core U.S. Aggregate Bond ETF	DUHP	Dimensional US High Profitability ETF
AMJ	J.P. Morgan Alerian MLP Index ETN	DVY	iShares Select Dividend ETF
AMLP	Alerian MLP ETF	DXJ	WisdomTree Japan Hedged Equity Fund
ANGL	VanEck Fallen Angel High Yield Bond ETF	EBND	SPDR Bloomberg Emerging Markets Local Bond ETF
AOK	iShares Core Conservative Allocation ETF	ECH	iShares MSCI Chile ETF
AOR	iShares Core Growth Allocation ETF	EELV	Invesco S&P Emerging Markets Low Volatility ETF
ARKF	ARK Fintech Innovation ETF	EEM	iShares MSCI Emerging Markets ETF
ARKG	ARK Genomic Revolution ETF	EEMV	iShares MSCI Emerging Markets Min Vol Factor ETF
ARKK	ARK Innovation ETF	EFA	iShares MSCI EAFE ETF
ARKW	ARK Next Generation Internet ETF	EFAV	iShares MSCI EAFE Min Vol Factor ETF
ASHR	Xtrackers Harvest CSI 300 China A-Shares ETF	EFG	iShares MSCI EAFE Growth ETF
AVUV	Avantis U.S. Small Cap Value ETF	EFV	iShares MSCI EAFE Value ETF
BAB	Invesco Taxable Municipal Bond ETF	EMB	iShares JP Morgan USD Emerging Markets Bond ETF
BAR	GraniteShares Gold Shares	EMLC	VanEck J. P. Morgan EM Local Currency Bond ETF
BBEU	JPMorgan BetaBuilders Europe ETF	EMLP	First Trust North American Energy Infrastructure Fund
BBJP	JPMorgan BetaBuilders Japan ETF	EMXC	iShares MSCI Emerging Markets ex China ETF
BIL	SPDR Bloomberg 1-3 Month T-Bill ETF	EPI	WisdomTree India Earnings Fund
BITO	ProShares Bitcoin Strategy ETF	EPP	iShares MSCI Pacific ex-Japan ETF
BIV	Vanguard Intermediate-Term Bond ETF	ERX	Direxion Daily Energy Bull 2x Shares
BKLN	Invesco Senior Loan ETF	ESGD	iShares ESG Aware MSCI EAFE ETF
BLV	Vanguard Long-Term Bond ETF	ESGE	iShares ESG Aware MSCI EM ETF
BND	Vanguard Total Bond Market ETF	ESGU	iShares ESG Aware MSCI USA ETF
BNDX	Vanguard Total International Bond ETF	EUFN	iShares MSCI Europe Financials ETF
BOIL	ProShares Ultra Bloomberg Natural Gas	EWA	iShares MSCI Australia ETF
BOTZ	Global X Robotics & Artificial Intelligence ETF	EWC	iShares MSCI Canada ETF
BSCN	Invesco Bulletshares 2023 Corporate Bond ETF	EWG	iShares MSCI Germany ETF
BSCO	Invesco BulletShares 2024 Corporate Bond ETF	EWH	iShares MSCI Hong Kong ETF
BSCP	Invesco Bulletshares 2025 Corporate Bond ETF	EWJ	iShares MSCI Japan ETF
BSCQ	Invesco BulletShares 2026 Corporate Bond ETF	EWL	iShares MSCI Switzerland ETF
BSV	Vanguard Short-Term Bond ETF	EWP	iShares MSCI Spain ETF
BWX	SPDR Bloomberg International Treasury Bond ETF	EWQ	iShares MSCI France ETF
CGDV	Capital Group Dividend Value ETF	EWS	iShares MSCI Singapore ETF
CGGO	Capital Group Global Growth Equity ETF	EWT	iShares MSCI Taiwan ETF
CGGR	Capital Group Growth ETF	EWU	iShares MSCI United Kingdom ETF
CGXU	Capital Group International Focus Equity ETF	EWW	iShares MSCI Mexico ETF
CIBR	First Trust NASDAQ Cybersecurity ETF	EWY	iShares MSCI South Korea ETF
CLOU	Global X Cloud Computing ETF	EWZ	iShares MSCI Brazil ETF
CMF	iShares California Muni Bond ETF	EZU	iShares MSCI Eurozone ETF
COMT	iShares GSCI Comm Dynamic Roll Strategy ETF	FALN	iShares Fallen Angels USD Bond ETF
COPX	Global X Copper Miners ETF	FAS	Direxion Daily Financial Bull 3x Shares
COWZ	Pacer US Cash Cows 100 ETF	FBND	Fidelity Total Bond ETF
CWB	SPDR Bloomberg Convertible Securities ETF	FCG	First Trust Natural Gas ETF
CWI	SPDR MSCI ACWI ex-US ETF	FDL	First Trust Morningstar Dividend Leaders Index Fund
DBA	Invesco DB Agriculture Fund	FDN	First Trust Dow Jones Internet Index Fund
DBC	Invesco DB Commodity Index Tracking Fund	FENY	Fidelity MSCI Energy Index ETF
DBEF	Xtrackers MSCI EAFE Hedged Equity ETF	FEZ	SPDR EURO STOXX 50 ETF
DEM	WisdomTree Emerging Markets High Dividend Fund	FIXD	First Trust TCW Opportunistic Fixed Income ETF
14

Schedule 1 (cont.)
Pre-Clearance still required for ETFs eligible for de minimis exception
Ticker	Company Name	Ticker	Company Name
DFAC	Dimensional U.S. Core Equity 2 ETF	FLOT	iShares Floating Rate Bond ETF
DFAE	Dimensional Emerging Core Equity Market ETF	FLRN	SPDR Bloomberg Investment Grade Floating Rate ETF
DFAI	Dimensional International Core Equity Market ETF	FLTR	VanEck IG Floating Rate ETF
DFAU	Dimensional US Core Equity Market ETF	FNDA	Schwab Fundamental US Small Co. Index ETF
DFAX	Dimensional World ex U.S. Core Equity 2 ETF	FNDE	Schwab Fundamental Emerging Markets Large Co. Index ETF
DFCF	Dimensional Core Fixed Income ETF	FNDF	Schwab Fundamental International Large Co. Index ETF
DFEM	Dimensional Emerging Markets Core Equity 2 ETF	FNDX	Schwab Fundamental US Large Co. Index ETF
DFIC	Dimensional International Core Equity 2 ETF	FNGU	MicroSectors FANG+ Index 3X Leveraged ETN
DFIV	Dimensional International Value ETF	FPE	First Trust Preferred Securities & Income ETF
DFUV	Dimensional US Marketwide Value ETF	FPEI	First Trust Institutional Preferred Securities & Income ETF
DGRO	iShares Core Dividend Growth ETF	FREL	Fidelity MSCI Real Estate Index ETF
FTCS	First Trust Capital Strength ETF	IUSB	iShares Core Total USD Bond Market ETF
FTGC	First Trust Global Tactical Commodity Strategy Fund	IUSG	iShares Core S&P U.S. Growth ETF
FTSL	First Trust Senior Loan Fund	IUSV	iShares Core S&P US Value ETF
FTSM	First Trust Enhanced Short Maturity ETF	IVE	iShares S&P 500 Value ETF
FVD	First Trust Value Line Dividend Index Fund	IVLU	iShares MSCI Intl Value Factor ETF
FXI	iShares China Large-Cap ETF	IVOL	Quadratic Interest Rate Volatility & Inflation Hedge ETF
FXN	First Trust Energy AlphaDEX Fund	IVV	iShares Core S&P 500 ETF
GBIL	Goldman Sachs Access Treasury 0-1 Year ETF	IVW	iShares S&P 500 Growth ETF
GDXJ	VanEck Junior Gold Miners ETF	IWB	iShares Russell 1000 ETF
GLD	SPDR Gold Shares	IWD	iShares Russell 1000 Value ETF
GLDM	SPDR Gold MiniShares Trust	IWF	iShares Russell 1000 Growth ETF
GNR	SPDR S&P Global Natural Resources ETF	IWM	iShares Russell 2000 ETF
GOVT	iShares U.S. Treasury Bond ETF	IWN	iShares Russell 2000 Value ETF
GSG	iShares S&P GSCI Commodity Indexed Trust	IWO	iShares Russell 2000 Growth ETF
GSIE	Goldman Sachs ActiveBeta International Equity ETF	IWP	iShares Russell Mid-Cap Growth ETF
GSLC	Goldman Sachs ActiveBeta U.S. Large Cap Equity ETF	IWR	iShares Russell Midcap ETF
GSY	Invesco Ultra Short Duration ETF	IWS	iShares Russell Mid-Cap Value ETF
GUNR	FlexShares Global Upstream Natural Resources Index Fund	IXC	iShares Global Energy ETF
GUSH	Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares	IXN	iShares Global Tech ETF
HDV	iShares Core High Dividend ETF	IXUS	iShares Core MSCI Total International Stock ETF
HEFA	iShares Currency Hedged MSCI EAFE ETF	IYE	iShares U.S. Energy ETF
HYD	VanEck High Yield Muni ETF	IYR	iShares U.S. Real Estate ETF
HYG	iShares iBoxx $ High Yield Corporate Bond ETF	IYW	iShares U.S. Technology ETF
HYLB	Xtrackers USD High Yield Corporate Bond ETF	JEPI	JPMorgan Equity Premium Income ETF
HYMB	SPDR Nuveen Bloomberg High Yield Municipal Bond ETF	JETS	U.S. Global Jets ETF
HYS	PIMCO 0-5 Year High Yield Corporate Bond Index ETF	JMST	JPMorgan Ultra-Short Municipal Income ETF
IAU	iShares Gold Trust	JNK	SPDR Bloomberg High Yield Bond ETF
IBB	iShares Biotechnology ETF	JPST	JPMorgan Ultra-Short Income ETF
IBDO	iShares iBonds Dec 2023 Term Corporate ETF	KBE	SPDR S&P Bank ETF
IBDP	iShares iBonds Dec 2024 Term Corporate ETF	KBWB	Invesco KBW Bank ETF
IBTD	iShares iBonds Dec 2023 Term Treasury ETF	KIE	SPDR S&P Insurance ETF
ICLN	iShares Global Clean Energy ETF	KRE	SPDR S&P Regional Banking ETF
ICSH	BlackRock Ultra Short-Term Bond ETF	KSA	iShares MSCI Saudi Arabia ETF
ICVT	iShares Convertible Bond ETF	KWEB	KraneShares CSI China Internet ETF
IDEV	iShares Core MSCI International Developed Markets ETF	LABU	Direxion Daily S&P Biotech Bull 3X Shares
IDV	iShares International Select Dividend ETF	LIT	Global X Lithium & Battery Tech ETF
IEF	iShares 7-10 Year Treasury Bond ETF	LMBS	First Trust Low Duration Opportunities ETF
IEFA	iShares Core MSCI EAFE ETF	LQD	iShares Investment Grade Corporate Bond ETF

15

Schedule 1 (cont.)
Pre-Clearance still required for ETFs eligible for de minimis exception
Ticker	Company Name	Ticker	Company Name
IEI	iShares 3-7 Year Treasury Bond ETF	MBB	iShares MBS ETF
IEMG	iShares Core MSCI Emerging Markets ETF	MCHI	iShares MSCI China ETF
IEUR	iShares Core MSCI Europe ETF	MDY	SPDR S&P Midcap 400 ETF Trust
IEV	iShares Europe ETF	MINT	PIMCO Enhanced Short Maturity Active ETF
IGE	iShares North American Natural Resources ETF	MOAT	VanEck Morningstar Wide Moat ETF
IGF	iShares Global Infrastructure ETF	MTUM	iShares MSCI USA Momentum Factor ETF
IGIB	iShares 5-10 Year Investment Grade Corporate Bond ETF	MUB	iShares National Muni Bond ETF
IGLB	iShares 10+ Year Investment Grade Corporate Bond ETF	NEAR	BlackRock Short Maturity Bond ETF
IGSB	iShares 1-5 Year Investment Grade Corporate Bond ETF	NOBL	ProShares S&P 500 Dividend Aristocrats ETF
IGV	iShares Expanded Tech-Software Sector ETF	NUGT	Direxion Daily Gold Miners Index Bull 2x Shares
IHI	iShares U.S. Medical Devices ETF	OIH	VanEck Oil Services ETF
IJH	iShares Core S&P Mid-Cap ETF	ONEQ	Fidelity Nasdaq Composite Index ETF
IJJ	iShares S&P Mid-Cap 400 Value ETF	OUNZ	VanEck Merk Gold Trust
IJR	iShares Core S&P Small Cap ETF	PAVE	Global X U.S. Infrastructure Development ETF
IJS	iShares S&P Small-Cap 600 Value ETF	PBW	Invesco WilderHill Clean Energy ETF
ILF	iShares Latin America 40 ETF	PCY	Invesco Emerging Markets Sovereign Debt ETF
INDA	iShares MSCI India ETF	PDBC	Invesco Opt Yield Diver Comm ETF
IQLT	iShares MSCI Intl Quality Factor ETF	PFF	iShares Preferred & Income Securities ETF
ISTB	iShares Core 1-5 Year USD Bond ETF	PFFD	Global X U.S. Preferred ETF
ITA	iShares U.S. Aerospace & Defense ETF	PGF	Invesco Financial Preferred ETF
ITB	iShares U.S. Home Construction ETF	PGX	Invesco Preferred ETF
ITM	VanEck Intermediate Muni ETF	PICK	iShares MSCI Global Metals & Mining Producers ETF
ITOT	iShares Core S&P Total U.S. Stock Market ETF	PSQ	ProShares Short QQQ
PULS	PGIM Ultra Short Bond ETF	SPLG	SPDR Portfolio S&P 500 ETF
PWZ	Invesco California AMT-Free Municipal Bond ETF	SPLV	Invesco S&P 500 Low Volatility ETF
PXH	Invesco FTSE RAFI Emerging Markets ETF	SPMB	SPDR Portfolio Mortgage Backed Bond ETF
PZA	Invesco National AMT-Free Municipal Bond ETF	SPMD	SPDR Portfolio S&P 400 Mid Cap ETF
QLD	ProShares Ultra QQQ	SPSB	SPDR Portfolio Short Term Corporate Bond ETF
QQQ	Invesco QQQ Trust	SPSM	SPDR Portfolio S&P 600 Small Cap ETF
QQQM	Invesco NASDAQ 100 ETF	SPTI	SPDR Portfolio Intermediate Term Treasury ETF
QUAL	iShares MSCI USA Quality Factor ETF	SPTL	SPDR Portfolio Long Term Treasury ETF
QYLD	Global X NASDAQ 100 Covered Call ETF	SPTM	SPDR Portfolio S&P 1500 Composite Stock Market ETF
RDVY	First Trust Rising Dividend Achievers ETF	SPTS	SPDR Portfolio Short Term Treasury ETF
REET	iShares Global REIT ETF	SPXL	Direxion Daily S&P 500 Bull 3x Shares
REM	iShares Mortgage Real Estate ETF	SPXS	Direxion Daily S&P 500 Bear 3x Shares
RPV	Invesco S&P 500 Pure Value ETF	SPXU	ProShares UltraPro Short S&P500
RSP	Invesco S&P 500 Equal Weight ETF	SPY	SPDR S&P 500 ETF Trust
RYLD	Global X Russell 2000 Covered Call ETF	SPYD	SPDR Portfolio S&P 500 High Dividend ETF
SCHA	Schwab U.S. Small-Cap ETF	SPYG	SPDR Portfolio S&P 500 Growth ETF
SCHB	Schwab U.S. Broad Market ETF	SPYV	SPDR Portfolio S&P 500 Value ETF
SCHC	Schwab International Small-Cap Equity ETF	SQQQ	ProShares UltraPro Short QQQ
SCHD	Schwab US Dividend Equity ETF	SRLN	SPDR Blackstone Senior Loan ETF
SCHE	Schwab Emerging Markets Equity ETF	SSO	ProShares Ultra S&P 500
SCHF	Schwab International Equity ETF	STIP	iShares 0-5 Year TIPS Bond ETF
SCHG	Schwab U.S. Large-Cap Growth ETF	SUB	iShares Short-Term National Muni Bond ETF
SCHH	Schwab U.S. REIT ETF	TAN	Invesco Solar ETF
SCHM	Schwab U.S. Mid-Cap ETF	TBT	ProShares UltraShort 20+ Year Treasury
SCHO	Schwab Short-Term US Treasury ETF	TDTT	FlexShares iBoxx 3 Year Target Duration TIPS Index Fund
SCHP	Schwab US TIPS ETF	TECL	Direxion Daily Technology Bull 3x Shares

16

Schedule 1 (cont.)
Pre-Clearance still required for ETFs eligible for de minimis exception
Ticker	Company Name	Ticker	Company Name
SCHR	Schwab Intermediate-Term US Treasury ETF	TFI	SPDR Nuveen Bloomberg Municipal Bond ETF
SCHV	Schwab U.S. Large-Cap Value ETF	TFLO	iShares Treasury Floating Rate Bond ETF
SCHX	Schwab U.S. Large-Cap ETF	TIP	iShares TIPS Bond ETF
SCHZ	Schwab US Aggregate Bond ETF	TIPX	SPDR Bloomberg 1-10 Year TIPS ETF
SCZ	iShares MSCI EAFE Small-Cap ETF	TLH	iShares 10-20 Year Treasury Bond ETF
SDOW	ProShares UltraPro Short Dow30	TLT	iShares 20+ Year Treasury Bond ETF
SDS	ProShares UltraShort S&P500	TMF	Direxion Daily 20+ Year Treasury Bull 3X Shares
SDY	SPDR S&P Dividend ETF	TNA	Direxion Daily Small Cap Bull 3x Shares
SGOL	abrdn Physical Gold Shares ETF	TOTL	SPDR DoubleLine Total Return Tactical ETF
SGOV	iShares 0-3 Month Treasury Bond ETF	TQQQ	ProShares UltraPro QQQ
SH	ProShares Short S&P500	TZA	Direxion Daily Small Cap Bear 3x Shares
SHM	SPDR Nuveen Bloomberg Short Term Municipal Bond ETF	UCO	ProShares Ultra Bloomberg Crude Oil
SHV	iShares Short Treasury Bond ETF	UCON	First Trust TCW Unconstrained Plus Bond ETF
SHY	iShares 1-3 Year Treasury Bond ETF	UDOW	ProShares UltraPro Dow30
SHYG	iShares 0-5 Year High Yield Corporate Bond ETF	UNG	United States Natural Gas Fund LP
SIL	Global X Silver Miners ETF	UPRO	ProShares UltraPro S&P500
SILJ	ETFMG Prime Junior Silver Miners Fund	URA	Global X Uranium ETF
SIVR	abrdn Physical Silver Shares ETF	URNM	Sprott Uranium Miners ETF
SJNK	SPDR Bloomberg Short Term High Yield Bond ETF	USFR	WisdomTree Floating Rate Treasury Fund
SKYY	First Trust Cloud Computing ETF	USHY	iShares Broad USD High Yield Corporate Bond ETF
SLQD	iShares 0-5 Year Investment Grade Corporate Bond ETF	USIG	iShares Broad USD Investment Grade Corporate Bond ETF
SLV	iShares Silver Trust	USMV	iShares MSCI USA Min Vol Factor ETF
SMH	VanEck Semiconductor ETF	USO	United States Oil Fund LP
SOXL	Direxion Daily Semiconductor Bull 3x Shares	UUP	Invesco DB US Dollar Index Bullish Fund
SOXS	Direxion Daily Semiconductor Bear 3x Shares	UVXY	ProShares Ultra VIX Short-Term Futures ETF
SOXX	iShares Semiconductor ETF	VB	Vanguard Small-Cap ETF
SPAB	SPDR Portfolio Aggregate Bond ETF	VBR	Vanguard Small Cap Value ETF
SPDN	Direxion Daily S&P 500 Bear 1X Shares	VCIT	Vanguard Intermediate-Term Corporate Bond ETF
SPDW	SPDR Portfolio Developed World ex-US ETF	VCLT	Vanguard Long-Term Corporate Bond ETF
SPEM	SPDR Portfolio Emerging Markets ETF	VCSH	Vanguard Short-Term Corporate Bond ETF
SPHD	Invesco S&P 500 High Dividend Low Volatility ETF	VDE	Vanguard Energy ETF
SPHQ	Invesco S&P 500 Quality ETF	VEA	Vanguard FTSE Developed Markets ETF
SPIB	SPDR Portfolio Intermediate Term Corporate Bond ETF	VEU	Vanguard FTSE All-World ex-US Index Fund
SPIP	SPDR Portfolio TIPS ETF	VFH	Vanguard Financials ETF
SPLB	SPDR Portfolio Long Term Corporate Bond ETF	VGIT	Vanguard Intermediate-Term Treasury ETF
VGK	Vanguard FTSE Europe ETF	VWO	Vanguard FTSE Emerging Markets ETF
VGLT	Vanguard Long-Term Treasury ETF	VWOB	Vanguard Emerging Markets Government Bond ETF
VGSH	Vanguard Short-Term Treasury ETF	VXF	Vanguard Extended Market ETF
VGT	Vanguard Information Technology ETF	VXUS	Vanguard Total International Stock ETF
VIG	Vanguard Dividend Appreciation ETF	VYM	Vanguard High Dividend Yield Index ETF
VLUE	iShares MSCI USA Value Factor ETF	VYMI	Vanguard International High Dividend Yield ETF
VMBS	Vanguard Mortgage-Backed Securities ETF	WCLD	WisdomTree Cloud Computing Fund
VNQ	Vanguard Real Estate ETF	XBI	SPDR S&P BIOTECH ETF
VO	Vanguard Mid-Cap ETF	XHB	SPDR S&P Homebuilders ETF
VOE	Vanguard Mid-Cap Value ETF	XLB	Materials Select Sector SPDR Fund
VONG	Vanguard Russell 1000 Growth ETF	XLC	Communication Services Select Sector SPDR Fund
VONV	Vanguard Russell 1000 Value ETF	XLE	Energy Select Sector SPDR Fund
VOO	Vanguard S&P 500 ETF	XLF	Financial Select Sector SPDR Fund
VPL	Vanguard FTSE Pacific ETF	XLI	Industrial Select Sector SPDR Fund

17

Schedule 1 (cont.)
Pre-Clearance still required for ETFs eligible for de minimis exception
Ticker	Company Name	Ticker	Company Name
VRP	Invesco Variable Rate Preferred ETF	XLK	Technology Select Sector SPDR Fund
VSS	Vanguard FTSE All-World ex-US Small-Cap ETF	XLP	Consumer Staples Select Sector SPDR Fund
VT	Vanguard Total World Stock ETF	XLRE	Real Estate Select Sector SPDR Fund
VTEB	Vanguard Tax-Exempt Bond ETF	XLU	Utilities Select Sector SPDR Fund
VTI	Vanguard Total Stock Market ETF	XLV	Health Care Select Sector SPDR Fund
VTIP	Vanguard Short-Term Inflation-Protected Securities ETF	XLY	Consumer Discretionary Select Sector SPDR Fund
VTV	Vanguard Value ETF	XME	SPDR S&P Metals & Mining ETF
VTWO	Vanguard Russell 2000 ETF	XOP	SPDR S&P Oil & Gas Exploration & Production ETF
VUG	Vanguard Growth ETF	XSOE	WisdomTree EM ex-State-Owned Ent Fund
VUSB	Vanguard Ultra-Short Bond ETF	XYLD	Global X S&P 500 Covered Call ETF
VV	Vanguard Large-Cap ETF	YINN	Direxion Daily FTSE China Bull 3X Shares

18